Exhibit 5.1

555 Eleventh Street, N.W., Suite 1000
Washington, D.C. 20004-1304
Tel: +1.202.637.2200 Fax: +1.202.637.2201
www.lw.com

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March 2, 2026

Amphenol Corporation

Amphenol Technologies Holding GmbH

358 Hall Avenue

Wallingford, Connecticut 06492

Re: Registration Statement on Form S-3

To the addressees set forth above:

We have acted as special counsel to Amphenol Corporation, a Delaware corporation (the “Company”) and Amphenol Technologies Holding GmbH, a German limited liability company (Gesellschaft mit beschränkter Haftung) and a wholly-owned subsidiary of the Company (“Amphenol Technologies”), in connection with the filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration (a) for issue and sale of one or more series of the Company’s senior debt securities (collectively, the “Company Debt Securities”) to be issued under an indenture dated February 21, 2023 between the Company, as issuer, and U.S. Bank Trust Company, National Association, as trustee, (which is included as Exhibit 4.1 to the Registration Statement) and one or more board resolutions, supplements thereto or officers’ certificates thereunder (such indenture, together with the applicable board resolution, supplement or officers’ certificate pertaining to the applicable series of Company Debt Securities, the “Applicable Company Indenture”) and (b) (i) for issue and sale of one or more series of Amphenol Technologies’ senior debt securities (collectively, the “Amphenol Technologies Debt Securities”) and (ii) the provision of a full and unconditional guarantee of the Amphenol Technologies Debt Securities by the Company (the “Guarantee”), in each case pursuant to an indenture among Amphenol Technologies, as issuer, the Company, as guarantor, and U.S. Bank Trust Company, National Association, as trustee, (a form of which is included as Exhibit 4.2 to the Registration Statement) and one or more board resolutions, supplements thereto or officers’ certificates thereunder (such indenture, together with the applicable board resolution, supplement or officers’ certificate pertaining to the applicable series of Amphenol Technologies Debt Securities, the “Applicable Amphenol Technologies Indenture” and, together with the Applicable Company Indenture, the “Applicable Indentures”). The Company Debt Securities, the Amphenol Technologies Debt Securities and the Guarantee are referred to herein collectively as the “Securities.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

March 2, 2026 Page 2

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company, Amphenol Technologies and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware and the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Various issues pertaining to German law are addressed in the opinion of Latham & Watkins LLP, Frankfurt, Germany, separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of such opinion are necessary to the conclusions expressed herein, we have, with your consent assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	When the Applicable Company Indenture has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular series of Company Debt Securities have been duly established in accordance with the terms of the Applicable Company Indenture and authorized by all necessary corporate action of the Company, and such Company Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Company Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such Company Debt Securities will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.	When the Applicable Amphenol Technologies Indenture has been duly authorized, executed and delivered by all necessary limited liability company action of Amphenol Technologies and all necessary corporate action of the Company, as applicable, when the specific terms of a particular series of Amphenol Technologies Debt Securities and the Guarantee, if any, relating thereto have been duly established in accordance with the terms of the Applicable Amphenol Technologies Indenture and authorized by all necessary limited liability company action of Amphenol Technologies and all necessary corporate action of the Company, as applicable, and such Amphenol Technologies Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Amphenol Technologies Indenture and in the manner contemplated by the applicable Prospectus and by such limited liability company action of Amphenol Technologies, such Amphenol Technologies Debt Securities and the related Guarantee will be the legally valid and binding obligations of Amphenol Technologies and the Company, respectively, enforceable against Amphenol Technologies and the Company, respectively, in accordance with their terms.

March 2, 2026 Page 3

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii)(a) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), (b) concepts of materiality, reasonableness, good faith and fair dealing, and (c) the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Company Debt Securities or Amphenol Technologies Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that each of the Securities and Applicable Indentures (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company and Amphenol Technologies, enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP